EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Preliminary Prospectus of Westfield America, Inc., dated July 7, 2000, for the registration of common stock and to the incorporation by reference therein of our report dated January 26, 2000 with respect to the consolidated financial statements of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


July 7, 2000
Los Angeles, California